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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Immersion Corporation on Form S-8 of our reports dated February 4, 2000 (March 9, 2000 as to Note 14) and February 4, 2000 appearing in the Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

San Jose, California
December 22, 2000